

YOU CAN BET ON US

FY23 Q1** CORPORATE HIGHLIGHTS

**THREE-MONTH PERIOD FROM NOVEMBER 1, 2022 TO JANUARY 31, 2023

Forward-Looking **Statements**

Certain statements made in this Presentation contain forward-looking information within the meaning of applicable securities laws ("forward-looking statements"). These forward-looking statements represent the Company's current expectations or beliefs concerning future events and can generally be identified by words such as "estimate," "expects," "project," "believe," "anticipate," "intend," "plan," "foresee," "forecast," "likely," "will," "target" or similar words or phrases. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Golden Matrix Group, Inc.'s (the "Company's", "GMGI's" or "our") control which could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, but not limited to: the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company's ability to complete acquisitions and the available funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock and/or acquisitions; the Company's ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company's expectations for future growth, revenues, and profitability; the Company's expectations regarding future plans and timing thereof; the Company's reliance on its management; the fact that the Company's chief executive officer has voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, global conflicts, including the ongoing war between Ukraine and Russia, and market conditions, decreases in discretionary spending and therefore demand for our products, and increases in the cost of capital, related thereto, among other affects thereof, on the Company's operations and prospects; the Company's ability to protect proprietary information; the ability of the Company to compete in its market; the Company's prior lack of effective internal controls; dilution caused by efforts to obtain additional financing; the effect of current and future regulation, the Company's ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpre-tation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company's programs rely; foreign exchange and currency risks; the outcome of contingencies, includ-ing legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the business, economic and political conditions in the markets in which the Company operates; ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company's products, including potential reces-sions and global economic slowdowns.

Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this Presentation are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved. Consequently, you should not consider any such list of risks, uncertainties and other factors as set forth above to be a complete set of all potential risks and uncertainties. More information on potential factors that could affect the Company, its financial results and securities is included from time to time in the "Cautionary Statement Regarding Forward-Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov, and further including the Company's Annual Report on Form 10-K for the year ended October 31, 2022 and the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2023. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether because of new information, future events or otherwise, made in this presentation or in any of its Securities and Exchange Commission (SEC) filings or public disclosures, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements.

Non-GAAP **Financial Measures**

Adjusted EBITDA, which is disclosed below, is a "non-GAAP financial measure" presented as a supplemental measure of the Company's performance. Adjusted EBITDA is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Adjusted EBITDA represents net income before interest, taxes, depreciation and amortization, and also excludes stock-based compensation expense. Adjusted EBITDA is presented because we believe it provides additional useful information to investors due to the various noncash items during the period. Adjusted EBITDA is not recognized in accordance with GAAP, is unaudited, and has limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are: Adjusted EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments; although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and other companies in this industry may calculate Adjusted EBITDA differently than the Company does, limiting its usefulness as a comparative measure. The Company's presentation of these measures should not be construed as an inference that future results will be unaffected by unusual or nonrecurring items. For more information on these non-GAAP financial measures, please see the section titled "Golden Matrix Group, Inc. Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation.

FINANCIAL HIGHLIGHTS

THREE MONTHS REVENUES^^

+21% Last Year*

Revenues of **$10,777,679** for the 3 months ended January 31, 2023 compared to the 3 months ended January 31, 2022 of **$8,877,105.**

Nov 2022 - Jan 2023	$10,777,679
Nov 2021 - Jan 2022	$8,877,105

THREE MONTHS ADJUSTED EBITDA^^**

+22% Last Year*

Adjusted EBITDA of **$889,605** for the 3 months ended January 31, 2023 compared to the 3 months ended January 31, 2022 of **$729,266**.

Nov 2022 - Jan 2023	$889,605
Nov 2021 - Jan 2022	$729,266

*Last Year: 3 month period from November 1, 2021 to January 31, 2022

**Adjusted EBITDA is a non-GAAP financial measure. See also "Non-GAAP Financial Measures" and "Reconciliation of net income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense,Amortization Expense and Stock-based Compensation Expense" included at the end of this Presentation.

^^The revenues, and adjusted EBITDA in the last year, referenced in this presentation include the 20% non-controlling interest held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4 , 2022

FINANCIAL HIGHLIGHTS

January 31, 2023	$34,383,085
October 31, 2022	$32,571,413

ASSETS^^

+6% Since Last Quarter*

Assets of **$34,383,085** which is an increase of **6%** compared to the previous fiscal year end at October 31, 2022 of **$32,571,413.**

SHAREHOLDERS' EQUITY OF GMGI

+14% Since Last Quarter*

Shareholders' Equity of GMGI of **$30,516,389** which is an increase of **14%** compared to the previous fiscal year end at October 31, 2022 of **$26,797,415.**

January 31, 2023	$30,516,389
October 31, 2022	$26,797,415

*The most recent prior quarter was October 31, 2022, which was also our previous fiscal year end.

^^The assets as of October 31, 2022 referenced in this presentation include the 20% non-controlling interest, held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4, 2022. More detailed information on minority factors can be found in our most recent Annual Report on Form 10-K and our latest Quarterly Report on 10-Q.



CEO MESSAGE

BRIAN GOODMAN
Chief Executive Officer

"

We believe we are off to a strong positive start in this new fiscal year, fueled by impressive top-line growth in Q1 and achieving yet another important corporate milestone: quarterly revenues surpassing $10 million for the first time in the company's history.

I am delighted with the strength of our financial performance and confident that the company's objectives to scale current businesses and roll out new offerings in the coming months should help position GMGI as a significant participant in the global gaming market.

Just to highlight some of our achievements during the quarter: Shareholders' equity has increased by 14% since October 31, 2022, revenues have increased by 21% compared with the same period last year, adjusted EBITDA has increased 22% over the same period last year, and our assets increased by 6% since October 31, 2022.

Our revenue growth in the first quarter was driven primarily by our B2C business, RKings, which operates in the UK and Ireland and continues to increase customers and revenues with upgraded systems we had implemented over the past year. Looking forward, we expect our fully licensed Mexican B2C casino business to complete its soft launch shortly, and become available to a large number of potential new participants; and we are now evaluating new global markets in which to introduce RKings' highly scalable tournament competition business.

We are continuing to work on the financing for the MeridianBet acquisition, which if such acquisition is successfully completed, will not only have a substantial impact on the company's size and substance, but is also expected to enable the consolidated group to capitalize on numerous synergies and expand our combined global footprint within high-growth B2B and B2C gambling markets. When completed, this acquisition is expected to put GMGI in a much stronger position to drive revenue growth and earnings; and thereafter, we plan to focus on expense management to further improve our adjusted EBITDA growth.

Once again, I would like to emphasize that this performance has been a team effort, and I wish to thank all of our dedicated and hardworking staff who have been instrumental in the company's ongoing success. I would also like to thank our loyal shareholders as we remain committed to driving shareholder value.

"

SAFE HARBOUR STATEMENT CAN BE FOUND AT:
https://goldenmatrix.com/investors-overview/safe-harbour-statement/

GOLDEN MATRIX GROUP, INC.

Reconciliation of Net Income to Adjusted Earnings excluding Interest Expense, Interest Income, Tax, Depreciation Expense, Amortization Expense and Stock-based Compensation Expense.

	Three Months Ended January 31, 2023	Three Months Ended January 31, 2022
GAAP Net Income (Loss)*	$(443,521)	$413,671
+ Tax Expense	$145,686	$75,404
+ Interest Expense	$998	-
- Interest Income	($11,905)	($441)
+ Depreciation Expense	$9,897	$2,532
+ Amortization Expense	$106,666	$94,169
+ Stock-based Compensation Expense	$1,081,784	$143,931
Adjusted EBITDA	**$889,605**	**$729,266**

See also “Non-GAAP Financial Measures”, above.

*GAAP Net Income in the last year includes the 20% non- controlling interest held in RKingsCompetitions Ltd by minority shareholders, which was acquired by the Company on November 4, 2022.